As filed with the Securities and Exchange Commission on April 10, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UGI CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	23-2668356 (I.R.S. Employer Identification No.)

460 NORTH GULPH ROAD KING OF PRUSSIA, PA (Address of principal executive offices)	19406 (Zip code)
UGI CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
AMENDED AND RESTATED AS OF DECEMBER 5, 2006
(Full title of the plan)
ROBERT H. KNAUSS, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL
UGI CORPORATION
460 NORTH GULPH ROAD
KING OF PRUSSIA, PENNSYLVANIA 19406
(Name and address of agent for service)
(610) 337-1000
(Telephone number, including area code, of agent for service)
Copy of all communications to:
LINDA L. GRIGGS, ESQ.
MORGAN, LEWIS & BOCKIUS LLP
1111 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, DC 20004
(202) 739-3000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of securities	Amount to be	Offering Price	Aggregate	Amount of
to be registered (1)	Registered (1)	Per Share (1) (2)	Offering Price (1)(2)	Registration Fee (1)(2)
Common Stock, without par value	8,000,000	$26.92	$215,360,000	$6,632.00

(1)	Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may be issued as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2004 Omnibus Equity Compensation Plan Amended and Restated December 5, 2006.

(2)	Calculated pursuant to Rules 457(c) and (h)(1), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for April 2, 2007.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
     This Registration Statement is being filed to register 8,000,000 additional shares of common stock to be offered pursuant to the 2004 Omnibus Equity Compensation Plan Amended and Restated December 5, 2006. Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 12, 2004 (File No. 333-118147) is hereby incorporated by reference.
PART II

ITEM 8.	EXHIBITS.

EXHIBIT NUMBERS	EXHIBIT
5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1
UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 10th day of April, 2007.

UGI CORPORATION
By:	/s/ Lon R. Greenberg
Lon R. Greenberg
Chairman and Chief Executive Officer

Each person whose signature appears below hereby appoints Lon R. Greenberg, John L. Walsh, and Robert H. Knauss, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, as of April 10, 2007.

SIGNATURE		TITLE
By:	/s/ Lon R. Greenberg Lon R. Greenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
By:	/s/ John L. Walsh John L. Walsh	President and Chief Operating Officer (Principal Operating Officer) and Director
By:	/s/ Anthony J. Mendicino Anthony J. Mendicino	Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer)
By:	/s/ Michael J. Cuzzolina Michael J. Cuzzolina	Vice President - Accounting and Financial Control and Chief Risk Officer (Principal Accounting Officer)
By:	/s/ Stephen D. Ban Stephen D. Ban	Director
By:	/s/ Richard C. Gozon Richard C. Gozon	Director
By:	/s/ Ernest E. Jones Ernest E. Jones	Director
By:	/s/ Anne Pol Anne Pol	Director

SIGNATURE		TITLE
By:	/s/ Marvin O. Schlanger Marvin O. Schlanger	Director
By:	/s/ James W. Stratton James W. Stratton	Director
By:	/s/ Roger B. Vincent Roger B. Vincent	Director

INDEX TO EXHIBITS

EXHIBIT NUMBERS	EXHIBIT
5.1	Opinion of Morgan, Lewis & Bockius LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1
UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2007).